Exhibit 4.3

THIS WARRANT AND THE UNITS ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE UNITS

Issuer: Akrion LLC, a Delaware limited liability company

Number of Shares: As set forth below

Class of Units: Common Units

Exercise Price: As set forth below

Issue Date: February 11, 2004

Expiration Date: February 10, 2011

FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to SILICON VALLEY BANK (together with its successors and permitted assigns, “Holder”) by Akrion LLC, a Delaware limited liability company (the “Company”).

Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed Notice of Exercise form annexed hereto as Appendix l (“Notice of Exercise”), at the principal office of the Company, 6330 Hedgewood Drive, #150, Allentown, Pennsylvania 18016 or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to such number of fully paid and non-assessable Common Units (as defined below) of membership interest in the Company (the “Units”) at a purchase price per Unit equal to the Exercise Price (as defined below). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date, and shall be void thereafter.

A. Certain Definitions. As used herein, the following terms shall have the respective meanings set forth below:

“Common Units” means the units of membership interest in the Company defined and constituted as “Common Units” under and pursuant to the LLC Agreement and having the relative rights, powers, preferences and privileges set forth in the LLC Agreement.

“Exercise Price” means: (i) at all times prior to the consummation of the Qualified Financing, $6.68, and (ii) from and after the consummation of the Qualified Financing, the lesser of (x) $6,68, and (y) the Qualified Financing Price.

“LLC Agreement” means the Company’s Second Amended and Restated Limited Liability Company Agreement dated as of December 2, 2002, as such agreement may be further amended and/or restated from time to time.

“Qualified Financing” means the first sale and issuance by the Company, after the date hereof, of units of membership interest in the Company to one or more investors for financing purposes.

“Qualified Financing Price” means the price per unit of membership interest in the Company paid by investors in the Qualified Financing.

B. Number of Units: Adjustments. The number of Units for which this Warrant shall initially be exercisable shall equal (i) $100,000, divided by (ii) the Exercise Price. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number and class of Units are subject to adjustment from time to time as hereinafter provided.

ARTICLE 1. EXERCISE.

1.1 Method of Exercise. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise to the principal office of the Company, Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Units being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Units determined as follows:

X = Y (A-B)/A

where:

X = the number of Units to be issued to the Holder.

Y = the number of Units with respect to which this Warrant is being exercised.

A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one Unit.

B = the Exercise Price.

1.3 Fair Market Value.

1.3.1 If Common Units are traded on a nationally recognized securities exchange or over the counter market, the fair market value of one Unit shall be the closing price of a Common Unit reported for the business day immediately preceding the date of Holder’s Notice of Exercise to the Company,

1.3.2 If Common Units are not traded on a nationally recognized securities exchange or over the counter market, the Management Committee of the Company shall determine the fair market value of a Common Unit in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Units acquired (if at such time Common Units are generally certificated by the Company) and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the right to purchase the Units not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at Holder’s expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6 Assumption on Sale, Merger, or Consolidation of the Company.

1.6.1. “Acquisition”. For the purpose of this Warrant, “Acquisition” means any sale, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation or merger of the Company where the holders of the Company’s outstanding voting equity membership units immediately prior to the transaction beneficially own less than a majority of the outstanding voting equity securities, membership units or other interests of the surviving or successor entity immediately following the transaction.

1.6.2. The Company shall give Holder at least ten (10) days prior written notice of the closing of an Acquisition. To the extent that Holder shall not have exercised or converted this Warrant at or prior to such closing (which exercise or conversion may be made conditional upon such closing taking place), then such unexercised or unconverted portion of this Warrant shall terminate and be of no further force or effect as of immediately after such closing.

ARTICLE 2. ADJUSTMENTS TO THE UNITS.

2.1 Unit Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding Common Units, payable in Common Units or other units of membership interest or securities, or subdivides the outstanding Common Units into a greater amount of Common Units, then upon exercise of this Warrant, for each Unit acquired, Holder shall receive, without cost to Holder, the total number and kind of units of membership interest to which Holder would have been entitled had Holder owned the Units of record as of the date the dividend or subdivision occurred.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the units of membership interest issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of units of membership interest, securities and property that Holder would have received for the Units if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. If this Warrant is not then exercised or converted, the Company or its successor shall promptly issue to Holder a new Warrant for such new units of membership interest, securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of units of membership interest, securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations. Etc. If the outstanding Common Units are combined or consolidated, by reclassification or otherwise, into a lesser number of units, the Exercise Price shall be proportionately increased and the number of Units shall be proportionately decreased.

2.4 No Impairment. The Company shall not, by amendment of its LLC Agreement, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.5 Other Adjustments. The number and class of units of membership units for which this Warrant is exercisable and the Exercise Price therefor shall be subject to adjustment from time to time in accordance with the provisions of the LLC Agreement as if the Units were issued and outstanding on and as of the date of any event giving rise to such adjustment pursuant to the LLC Agreement.

2.6 Fractional Units. No fractional Units shall be issuable upon exercise or conversion of the Warrant and the number of Units to be issued shall be rounded down to the nearest whole Unit. If a fractional Unit interest arises upon any exercise or conversion of this Warrant, the

Company shall eliminate such fractional Unit interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value-(determined in accordance with Section 1.3 above) of one Unit.

2.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, number of Units or class of units or other security for which this Warrant is exercisable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon Holder’s written request from time to time, furnish Holder a certificate setting forth the Exercise Price, number and class of units or other securities for which this Warrant is then exercisable and the series of adjustments {if any) leading to such Exercise Price, and number and class of units or other securities.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a) All Units which may be issued upon the due exercise of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, the LLC Agreement or under applicable federal and state securities laws.

(b) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued units of membership interest such number of Common Units and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion or exchange of such Common Units into or for such other securities.

3.2 Notice of Certain Events. The Company shall send to Holder copies of all notices and other communications it sends to its members pursuant to the terms of the LLC Agreement, as and when such materials are sent to such members.

3.3 Registration Rights. The Company represents and warrants that, as of the date hereof, no member or other person has any contractual rights to require registration of units of membership interest or other securities of the Company. The Company agrees that at such time, if any, as it enters into any registration rights agreement with any member of the Company or other person, the Company shall, concurrently therewith or within a reasonable time thereafter, enter into a “piggyback” registration rights agreement with Holder on such terms and conditions as are customary for such agreements and are otherwise mutually reasonably agreed to by the Company and Holder.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE HOLDER.

4.1 Purchase for Own Account. This Warrant and the Units to be acquired upon exercise hereof will be acquired for investment for Holder’s account, not as nominee or agent, and not with a view to sale or distribution in violation of applicable federal and state securities laws; provided that, for regulatory reasons, Silicon Valley Bank will transfer this Warrant to its parent corporation, Silicon Valley Bancshares, promptly following issuance hereof.

4.2 Investment Experience. Holder understands that the purchase of this Warrant and the Units covered hereby involves substantial risk. Holder (a) has experience as an investor in unregistered securities, (b) has sufficient knowledge and experience in financial and business affairs that it evaluate the risks and merits of its investment in this Warrant and the Units, and (c) can bear the economic risk of such Holder’s investment in this Warrant and the Units.

4.3 Accredited Investor. Holder is an “accredited investor” as such term is defined in Regulation D under the Securities Act of 1933, as amended.

ARTICLE 5. MISCELLANEOUS.

5.1 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Unit (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Units (or such other securities) for which it shall not previously have been exercised or converted, and the Company, if it then generally certificates its Common Units (or such other securities), shall promptly deliver a certificate representing the Units (or such other securities) issued upon such conversion to the Holder.

5.2 Legends. This Warrant, and the certificates, if any, evidencing the Units acquired upon exercise or conversion hereof, shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE UNITS ISSUED BY THE CORPORATION TO SILICON VALLEY BANK DATED AS OF FEBRUARY 11, 2004, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

member of the Company pursuant to the LLC Agreement with respect to all Units acquired upon such exercise or conversion. Upon the Company’s request following any such exercise or conversion, Holder agrees to execute a counterpart signature page to the LLC Agreement.

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Units to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

ATTEST:		“COMPANY”

AKRION LLC

By:	/s/ Stacy M. Ruggiero	By:	/s/ Dennis J. Fiore
Name:	Stacy M. Ruggiero	Name:	Dennis J. Fiore
Title:	Excecutive Assistant	Title:	SR VP & CFO

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase              Common Units of Akrion LLC pursuant to Section 1.1 of the attached Warrant, and tenders herewith payment of the Exercise Price of such units in full.

1. The undersigned hereby elects to convert the attached Warrant into Units in the manner specified in Section 1.2 of the attached Warrant. This conversion is exercised with respect to                      Common Units of Akrion LLC.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said Units in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

3. The undersigned represents it is acquiring the units solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)